[_____, 2022]

State Street Bank and Trust Company

Channel Center, CCB7

One Iron Street

Boston, MA 02210

Attention: Patrick Arthur, AVP

Re: ALPS ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established four new series (the “Portfolio”) of shares to be known as follows:

ALPS | O’Shares U.S. Quality Dividend ETF

ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF

ALPS | O’Shares Global Internet Giants ETF

ALPS | O’Shares Europe Quality Dividend ETF

In accordance with Section 12, the Additional Portfolio provision, of the Transfer Agency and Service Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 3 of the Agreement. Schedule A to the Agreement shall be deleted and replaced in its entirety with Schedule A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
ALPS | O’Shares U.S. Quality Dividend ETF
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF
ALPS | O’Shares Global Internet Giants ETF
ALPS | O’Shares Europe Quality Dividend ETF

By:
Name:	Kathryn Burns
Title:	Treasurer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:
Name:	Suzanne Hinckley
Title:	Senior Vice President, Duly Authorized

Effective Date:

Information Classification: Limited Access

Schedule A

LIST OF PORTFOLIOS

ALPS ETF Trust
Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Active REIT ETF	Effective 2/1/2021
ALPS Clean Energy ETF	Effective 6/29/2018
ALPS Disruptive Technologies ETF	Effective 12/29/2017
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS Global Travel Beneficiaries ETF	Effective 8/24/21
ALPS Hillman Active Value ETF	Effective 7/1/2021
ALPS Intermediate Municipal Bond ETF	Effective
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS | O’Shares U.S. Quality Dividend ETF	Effective
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	Effective
ALPS | O’Shares Global Internet Giants ETF	Effective
ALPS | O’Shares Europe Quality Dividend ETF	Effective
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
ALPS REIT Dividend DOGS ETF (f/k/a Cohen & Steers Global Realty Majors ETF)	Effective 8/3/2015
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
RiverFront Dynamic US Flex-Cap ETF	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015

Information Classification: Limited Access